Certification Pursuant to 18 U.S.C. Section 1350

In connection with the Annual Report of the Tellabs Operations, Inc., a wholly owned and subsidiary of Tellabs, Inc Profit Sharing and Savings Plan (the "Plan") on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof (the "Report"), I, Michael C. Smiley, as a member of the Administrative Committee of the Tellabs Operations, Inc., ("the Company") Profit Sharing and Savings Plan (the "Plan"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: June 27, 2003	/s Michael C. Smiley
Michael C. Smiley Vice President of International Finance For the Administrative Committee of the Tellabs Advantage Program